EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

KEYSTONE AUTOMOTIVE OPERATIONS, INC.

OFFER TO EXCHANGE ITS 9 3/4% SENIOR SUBORDINATED NOTES DUE 2013, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OUTSTANDING 9 3/4% SENIOR SUBORDINATED NOTES DUE 2013 IN THE AGGREGATE PRINCIPAL AMOUNT OF $175,000,000, WHICH HAVE NOT BEEN REGISTERED.

PURSUANT TO THE PROSPECTUS DATED     , 2004

As set forth in the Exchange Offer (as described in the Prospectus and as defined below), this form or one substantially equivalent hereto must be used to accept the Exchange Offer if certificates for unregistered 9 3/4% Senior Subordinated Notes due 2013 (the “Existing Notes”), are not immediately available or time will not permit a holder’s Existing Notes or other required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis. This form, may be delivered by facsimile transmission, by registered or certified mail, by hand, or by overnight delivery service to the Exchange Agent. See the Exchange Offer — Procedures for Tendering Existing Notes” in the Prospectus.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON                 , 2004 (THE EXPIRATION DATE), UNLESS THE EXCHANGE OFFER IS EXTENDED BY KEYSTONE AUTOMOTIVE OPERATIONS, INC.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

THE BANK OF NEW YORK

Corporate Trust Operations Reorganization Unit Attention: [ ]	Facsimile Transmissions : (Eligible Institutions Only) (212) 298-1915	By Registered or Certified Mail: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7 East New York NY 10286
To Confirm by Telephone or for Information Call: [ ]

(Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand, or by overnight delivery service.)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions, in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Existing Notes as described below pursuant to the guaranteed delivery procedures described in the Prospectus and in Instruction 2 of the Letter of Transmittal.

The undersigned hereby tenders the Existing Notes listed below:

Certificate Number(s) (if known) of Existing Notes or Account Number at the Book Entry Facility	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory: Names of Registered Holder(s): Date: ,2004 Address: Area Code and Telephone No.:

This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Existing Notes or on a security position listing as the owner of Existing Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm which is a member of a registered national securities exchange or of the National
Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of
Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange
Agent of the Letter of Transmittal (or facsimile thereof), together with the Existing Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Existing Notes into the Exchange
Agent’s account at the Book-Entry Transfer Facility described in the prospectus under the caption, “Exchange
Offer—  Guaranteed Delivery Procedures” and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

Name of firm:

Address:

(Include Zip Code)

Area Code and Tel. No.:

Name:

(Authorized Signature)

(Please Print)

Title:

Dated:

DO NOT SEND SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Existing Notes referred to herein, the signature must correspond with the name(s) written on the face of the Existing Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Existing Notes, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Existing Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Existing Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.